UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011

Krispy Kreme Doughnuts, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	001-16485	56-2169715
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

370 Knollwood Street
Winston-Salem, North Carolina 27103
(Address of principal executive offices) (zip code)

(336) 725-2981
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment and Restatement of Employment Agreements

Krispy Kreme Doughnuts, Inc. (the “Company”) is party to certain Employment Agreements (the “Agreements”) with each of James H. Morgan, Douglas R. Muir, Jeffrey B. Welch, Steven A. Lineberger, Kenneth J. Hudson and M. Bradley Wall (the “Named Executive Officers”), in addition to the other executive officers of the Company.  On March 11, 2011, the Compensation Committee of the Board of Directors of the Company approved entering into Amended and Restated Employment Agreements (the “Amended Agreements”) with the executive officers of the Company, including the Named Executive Officers.  The independent members of the Board of Directors also approved the Amended Agreement for Mr. Morgan.  As explained in more detail below, the Amended Agreements were amended and restated to (i) eliminate the tax gross up in the event that a Named Executive Officer would be subject to excise tax in connection with a change in control under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) clarify that any severance benefits payable to Mr. Morgan following a change in control of the Company are subject to a “double trigger,”  (iii) increase the severance multiplier for four of the Named Executive Officers in the event of a qualifying termination within two years after a change in control of the Company, (iv) reflect the Named Executive Officers’ current salaries, annual bonus targets, and titles and (v) implement certain conforming and other changes deemed appropriate by the Compensation Committee of the Board of Directors.

Material Changes to Mr. Morgan’s Agreement

The material changes to Mr. Morgan’s Agreement, as reflected in his Amended Agreement, are as follows:
  The provisions regarding potential payment of an excise tax gross-up payment have been removed. In the event that any payment under the Amended Agreement would be subject to the excise tax imposed by Section 4999 of the Code and the reduction of the amounts payable to Mr. Morgan to the maximum amount that could be paid without giving rise to the excise tax (the “safe harbor cap”) would result in a greater after-tax payment to Mr. Morgan than if such amounts were not reduced, then the amounts payable to Mr. Morgan will be reduced to the safe harbor cap.

  The Amended Agreement provides that Mr. Morgan’s severance payments following a change in control are only payable in the event of (i) a qualifying termination on or within two years following a change in control or (ii) Mr. Morgan’s termination of employment due to loss of director and chief executive officer status on or within two years following a change in control of the Company or the Company’s shares ceasing to be publicly traded.

  The term of Mr. Morgan’s Amended Agreement will end on July 1, 2013, unless sooner terminated as provided in the Amended Agreement.

  Mr. Morgan’s base salary has been updated to reflect his current base salary of $700,000 per year and the fact that he is currently eligible to be considered for an annual bonus with a target amount equal to 70% of his base salary, to be determined in accordance with the Company’s incentive plans.

  The following triggers were removed from the definition of “good reason:” (a) non-extension of the term of the Amended Agreement and (b) a change in control of the Company. In addition, the definition of “good reason” has been revised to provide that the enumerated triggers will only constitute “good reason” if they occur without Mr. Morgan’s consent.

  A provision was added to confirm that Mr. Morgan agrees to comply with the Company’s equity retention policy, compensation recovery policy and stock ownership guidelines.
Material Changes to Other Named Executive Officer Agreements

The Amended Agreements for Messrs. Muir, Welch, Lineberger, Hudson and Wall include changes substantially similar to the changes in Mr. Morgan’s Amended Agreement (including elimination of the excise tax gross-up provision and potential reduction to the safe harbor cap, if beneficial to the Named Executive Officer), with certain exceptions, including the following:
  The severance multiplier has been increased from 1.25 to two times the sum of base salary plus target annual bonus for Messrs. Welch, Lineberger, Hudson and Wall in the event of termination of employment within two years following a change in control (a) by the Named Executive Officer for good reason or (b) by the Company without cause. The severance multipliers were not changed in the Amended Agreements for Messrs. Morgan and Muir and remain at two times the sum of base salary plus target annual bonus.

  The definition of “good reason” was revised to provide that the enumerated triggers will only constitute “good reason” if they occur without the Named Executive Officer’s consent.

  Mr. Muir’s Amended Agreement reflects his current base salary of $357,000 per year and his annual bonus target of 60% of his base salary.

  Mr. Welch’s Amended Agreement reflects his current base salary of $352,000 per year, his annual bonus target of 50% of his base salary and his current title of Senior Vice President and President – International.

  Mr. Lineberger’s Amended Agreement reflects his current base salary of $332,000 per year, his annual bonus target of 50% of his base salary and his current title of Senior Vice President – Corporate Strategy Development and President – U.S. Franchise Operations.

  Mr. Hudson’s Amended Agreement reflects his current base salary of $260,000 per year, his annual bonus target of 50% of his base salary and his current title of Senior Vice President – Human Resources and Organizational Development.

  Mr. Wall’s Amended Agreement reflects his current base salary of $270,000 per year, his annual bonus target of 50% of his base salary and his current title of Senior Vice President – Supply Chain and Off-Premises Operations.
The foregoing summary of the terms of the Amended Agreements does not purport to be complete, and is qualified in its entirety by reference to the Amended Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment of Forms of Equity Award Agreements

On March 11, 2011, the Compensation Committee of the Board of Directors approved amendments to the forms of nonqualified stock option agreement (the “NQSO Agreement”) and employee restricted stock unit agreement (the “RSU Agreement”) for use in connection with the grant of nonqualified stock options (“NQSOs”) and restricted stock units (“RSUs”), respectively, under the Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan, as amended (the “Plan”), to eligible participants, including the Company’s named executive officers. As discussed below, the principal change to the agreements is to impose a “double trigger” following a change in control of the Company, which would require both a change in control and a qualifying termination within two years after the change in control in order for vesting of such awards to accelerate. The previous forms of such award agreements contained a “single trigger” change in control provision, which provided for vesting of such awards upon the occurrence of a change in control.

The NQSO Agreement amends the form of nonqualified stock option agreement currently used by the Company in awarding NQSOs under the Plan (and attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 17, 2009) to conform to the new form of incentive stock option agreement recently adopted by the Compensation Committee of the Board of Directors (and attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 3, 2011). As amended, the NQSO Agreement provides that upon an employee’s termination of employment by the Company not for cause or by the employee for good reason within two years after a change in control, his or her NQSOs will become vested and exercisable in full. “Good reason” will have the same meaning set forth in the employment agreement, if any, between the employee and the Company, or if no employment agreement exists containing such definition, “good reason” will mean any of the following acts by the Company within the two year period following a change in control, without the consent of the employee: (a) the assignment to the employee of duties or responsibilities materially inconsistent with, or a material diminution in, the employee’s position, authority, duties or responsibilities in effect on the date of the change in control, (b) a material reduction in the employee’s base salary, (c) except with regard to international employees, the relocation of the employee’s principal place of employment more than 25 miles from the location at which the employee was stationed immediately prior to the change in control or (d) any material breach of any employment agreement between the employee and the Company.

The RSU Agreement similarly amends the form of employee restricted stock unit agreement currently used by the Company in awarding RSUs under the Plan (and attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 17, 2009) to provide that upon an employee’s termination of employment by the Company not for cause or by the employee for good reason within two years after a change in control, his or her RSUs will become vested in full. “Good reason” will have the same meaning as set forth in the description of the NQSO Agreement above. The RSU Agreement also includes certain other minor revisions effectuated for administrative purposes.

The foregoing does not constitute a complete summary of the terms of the NQSO Agreement or RSU Agreement, and is qualified entirely by reference to the full text of the NQSO Agreement and RSU Agreement, which are attached hereto as Exhibits 10.7 and 10.8, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement dated March 11, 2011 among Krispy Kreme Doughnut Corporation, Krispy Kreme Doughnuts, Inc. and James H. Morgan

10.2	Amended and Restated Employment Agreement dated March 11, 2011 among Krispy Kreme Doughnut Corporation, Krispy Kreme Doughnuts, Inc. and Douglas R. Muir

10.3	Amended and Restated Employment Agreement dated March 11, 2011 among Krispy Kreme Doughnut Corporation, Krispy Kreme Doughnuts, Inc. and Jeffrey B. Welch

10.4	Amended and Restated Employment Agreement dated March 11, 2011 among Krispy Kreme Doughnut Corporation, Krispy Kreme Doughnuts, Inc. and Steven A. Lineberger

10.5	Amended and Restated Employment Agreement dated March 11, 2011 among Krispy Kreme Doughnut Corporation, Krispy Kreme Doughnuts, Inc. and Kenneth J. Hudson

10.6	Amended and Restated Employment Agreement dated March 11, 2011 among Krispy Kreme Doughnut Corporation, Krispy Kreme Doughnuts, Inc. and M. Bradley Wall

10.7	Form of Nonqualified Stock Option Agreement under the 2000 Stock Incentive Plan, as amended

10.8	Form of Restricted Stock Unit Agreement under the 2000 Stock Incentive Plan, as amended

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Krispy Kreme Doughnuts, Inc.

	By:	/s/ Douglas R. Muir
Dated: March 17, 2011	Name:	Douglas R. Muir
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement dated March 11, 2011 among Krispy Kreme Doughnut Corporation, Krispy Kreme Doughnuts, Inc. and James H. Morgan

10.2	Amended and Restated Employment Agreement dated March 11, 2011 among Krispy Kreme Doughnut Corporation, Krispy Kreme Doughnuts, Inc. and Douglas R. Muir

10.3	Amended and Restated Employment Agreement dated March 11, 2011 among Krispy Kreme Doughnut Corporation, Krispy Kreme Doughnuts, Inc. and Jeffrey B. Welch

10.4	Amended and Restated Employment Agreement dated March 11, 2011 among Krispy Kreme Doughnut Corporation, Krispy Kreme Doughnuts, Inc. and Steven A. Lineberger

10.5	Amended and Restated Employment Agreement dated March 11, 2011 among Krispy Kreme Doughnut Corporation, Krispy Kreme Doughnuts, Inc. and Kenneth J. Hudson

10.6	Amended and Restated Employment Agreement dated March 11, 2011 among Krispy Kreme Doughnut Corporation, Krispy Kreme Doughnuts, Inc. and M. Bradley Wall

10.7	Form of Nonqualified Stock Option Agreement under the 2000 Stock Incentive Plan, as amended

10.8	Form of Restricted Stock Unit Agreement under the 2000 Stock Incentive Plan, as amended